SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Amendment 2 to
FORM SB-2
Registration Statement
Under the Securities Act of 1933

American Antiquities, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     Illinois                                             20-3191557
 (State or other jurisdiction   (Primary Standard       I.R.S. Employer
   of incorporation or      Industrial Classification   Identification
     organization)                Code Number)              Number)

                                              Joseph A. Merkel
2531 Jackson Road, Suite 177            2531 Jackson Road, Suite 177
Ann Arbor, Michigan 48103                 Ann Arbor, Michigan 48103
       734-645-8546
(Address, and telephone number)          (Name, address and telephone
                                         number of principal executive
                                         offices) of agent for service)

                         Copies to:
                   Ms. Jody Walker ESQ.
                 7841 South Garfield Way
                    Littleton, CO 80122
             Phone 303-850-7637 Fax 303-220-9902

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [x]

        CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF   AMOUNT     PROPOSED         PROPOSED
SECURITIES TO BE         BEING      MAXIMUM           MAXIMUM      AMOUNT OF
REGISTERED               REGISTERED OFFER PRICE      AGGREGATE    REGISTRATION
                                    PER SHARE        OFFER PRICE      FEE(1)
Common Stock       2,000,000  $ .25      $ 500,000  $   58.85
                   ---------            ----------  ---------
Total              2,000,000  $ .25      $ 500,000  $   58.85

 (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a), (c) and (g) under the Securities Act of 1933, as amended.

   The registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting in accordance with Section 8(a), may determine.

Preliminary Prospectus Dated April 24, 2006    SUBJECT TO COMPLETION

A minimum of 200,000 common shares
Up to 2,000,000 common shares at $.25 per common share

$500,000

American Antiquities, Inc.

We are registering a minimum of 200,000 common shares and up to a maximum of 2,000,000 common shares for the aggregate offering price of $50,000 or $500,000, respectively.

We have not established a formal escrow account. All funds received until the minimum offering amount of $50,000 is raised shall be placed in a separate account of American Antiquities. If the minimum offering amount is not raised prior to termination of the offering, the funds plus any accrued interest shall be promptly returned to the investors.

The offering will commence on the effective date of this prospectus and will terminate on or before December 31, 2007. In our sole discretion, we may terminate the primary offering before all of the common shares are sold.

There is no market for our securities. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

The common A shares are being offered by Joseph A. Merkel and Kevin T. Quinlan, officers and directors of American Antiquities. We do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts. No one has agreed to buy any of our common shares.

                                     Per Unit  Minimum Offering   Maximum Offering
Price to Public                        $.25      $50,000           $500,000
Proceeds to American Antiquities       $.25      $50,000           $500,000
  before expenses

The expenses for this offering are estimated at $43,200 for the minimum offering amount and $52,700 for the maximum offering amount.

Consider carefully the risk factors beginning on page 6 in this prospectus.

Neither the SEC nor any state securities commission has approved these common shares or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  TABLE OF CONTENTS
Prospectus summary                                                 5
Risk Factors                                                       6
   -  Our auditors have expressed a going concern opinion
   -  We cannot offer any assurance as to our future financial
   -  Our capitalization is extremely limited
   -  We have not established a formal escrow account
   -  Our success will depend on our ability to develop
   -  Even if we develop strategic alliances with key vendors
   -  Our business may have a seasonal fluctuation in sales
   -  We expect our products to be subject to changes in customer
   -  We do not have any experience with conducting our planned
   -  Our financial condition and results of operations may be
   -  Our management has limited experience in many areas
   -  Our management has other business interests
   -  Our plan of operations will be adversely affected
  Risk Factors Relating to this Offering
   -  We do not have a public market for our securities
   -  Your vote will not affect the outcome of any shareholder vote
   -  The tradability in our stock will be limited under the penny
   -  The initial price of $.25 may have little or no relationship
   -   Future sales by our stockholders could cause the stock price
   -  The potential investors in this offering will suffer a
   -  We have no underwriter for our offering and cannot guarantee
Forward Looking Statements                                           12
Business                                                             13
Use of proceeds                                                      18
Dilution                                                             19
Dividend policy                                                      20
Determination of offering price                                      20
Management's discussion and analysis of financial
  condition and results of operations                                20
Management                                                           24
Security Ownership of Certain Beneficial
  Owners and Management                                              26
Certain Relationships and Related Transactions                       27
Description of capital stock                                         27
Shares eligible for future sale                                      28
Plan of distribution                                                 29
Disclosure of Commission position on indemnification                 30
  for Securities Act liabilities
Market for common equity and related stockholder matters             31
Experts                                                              31
Legal Proceedings                                                    31
Legal Matters                                                        31
Where you can find more information                                  32
Financial Statements                                                 33

                Prospectus Summary

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 5 and the financial statements.

American Antiquities.   American Antiquities? executive offices are
located at 2531 Jackson Road, Suite 177, Ann
Arbor, Michigan 48103 and its telephone number is 734-645-8546.

Operations.             American Antiquities is a development stage
company that has not yet begun operations and has had no revenues to date. American
Antiquities intends to purchase antiques and collectible items for resale, accept items on consignment and sell items through various existing auctions and internet websites.
American Antiquities will not use its own website for conducting auctions.

Common stock
  outstanding.          6,500,000 common shares

Common Shares being
   offered.             A minimum of 200,000 common shares up to a
maximum of 2,000,000 common shares

Offering Period.        The offering will commence on the effective
date of this prospectus and will terminate on or before March 31, 2007. In our sole discretion, we may terminate the offering before all of the common shares are sold.

Market for our
   common stock.        Our common stock is presently not traded on any
market or securities exchange and we have not applied for listing or quotation on any public market. We can provide no assurance that there will ever be an active market for our common stock.

Selected Financial Data.              As of              As of
                               January 31, 2006      October 31, 2005
Balance Sheet
Total Assets                         $39,644              $40,850
Total Liabilities                    $ 1,800              $ 2,525
Shareholders Equity                  $37,844              $38,325

Statement of Income
Revenue                              $     0              $     0
Total Expense                        $(1,441)             $ 1,205
Net Income (Loss)                    $(1,441)             $(1,205)

                     Risk Factors

American Antiquities' business is subject to numerous risk factors. The following is a discussion of all of the material risks relating to the offering and our business.

1.   Our auditors have expressed a going concern issue that notes
American Antiquities' need for capital and/or revenues to survive as a business. You may lose your entire investment.

Our auditors have expressed reservations concerning our ability to continue as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. American Antiquities is in the development stage and has incurred losses of $(2,646) since inception and has negative cash flows from operations. The future of American Antiquities is dependent upon our ability to reach our milestones which consist of developing customer marketing, implementing sales, establishing procedures and developing our website. Additionally, we will need to obtain additional equity financing and upon future successful development and marketing of American Antiquities' products. Failure to reach the milestones or secure additional financing, if any, may result in our inability to continue as a going concern. The going concern opinion may limit our ability to obtain the financing required to stay in business, in which case you could lose your entire investment.

2. We cannot offer any assurance as to our future financial results. You may lose your entire investment.

We are recently incorporated and have had no operations. We have not received any income from operations to date and future financial
results are uncertain.   We cannot assure you that American Antiquities
can operate in a profitable manner. We have an accumulated deficit of $(2,646) as of January 31, 2006.

3. Our capitalization is extremely limited and we have minimal funds available for operations.

Even after completion of this offering, our capital will be insufficient to conduct more than very limited operations. We expect to receive from offering net proceeds of from $6,800 to $447,300, which our management believes will be sufficient to implement our initial plan of operation. However, if unforeseen circumstances occur, our capitalization may be such that, even following completion of this offering, our management may be unable to implement our plan of operation.

4. We have not established a formal escrow account. No independent third party will oversee the safekeeping of funds received prior to obtaining the minimum offering amount of $50,000. You will have to rely on American Antiquities to return the funds promptly if the minimum offering amount is not obtained.

All funds received until the minimum offering amount of $50,000 is raised shall be placed in a separate account of American Antiquities. If the minimum offering amount is not raised prior to termination of the offering, the funds plus any accrued interest are to be promptly returned to the investors. However, since no formal escrow has been established with an independent third party, you will have to rely on American Antiquities to promptly return the funds.

5. Our inability to obtain sufficient collectibles merchandise from key antiques and collectibles vendors could have a material adverse effect on our financial condition and results of operations.

Our performance depends, in large part, on our ability to purchase antiques and collectibles merchandise in sufficient quantities at competitive prices. We will have to develop strategic relationships with key antiques and collectibles vendors to obtain long-term purchase contracts or other contractual assurances of supply, pricing or access to new products. We have no long-term purchase contracts or other contractual assurances of supply, pricing or access to new products. Because customers of antiques and collectibles merchandise often collect specific product lines, our inability to obtain collectibles merchandise from a particular vendor could have a material adverse effect on our financial condition and results of operations.

Without these strategic relationships, there can be no assurance that we will be able to acquire desired merchandise in sufficient quantities on terms acceptable to us. Additionally, there can be no assurance that an inability to acquire suitable merchandise, or the loss of one or more key vendors, will not have a material adverse effect on our financial condition and results of operations.

6. Even if we develop strategic alliances with key vendors, these vendors may discontinue the manufacture of desirable collectibles merchandise or may discontinue manufacturing product lines that have proved popular.

Our revenues may be adversely affected if key vendors stop manufacturing desirable collectibles merchandise or discontinue manufacturing product lines that have provided sales in the past. If either of these situations occurred, we will have to try to create additional strategic alliances to obtain similar product lines from other vendors or find alternative product lines. This could result in additional costs and time delays that would have an adverse affect on our financial condition.

7. Our business may have a seasonal fluctuation in sales, which may develop fluctuating quarterly results in our operations.

The collectibles industry can be subject to seasonal variations in demand. For example, we expect that most of our collectibles operations will see the greatest demand during the winter shopping
period.   Consequently, we expect to be more profitable during the
fourth quarter of our fiscal year. Quarterly results may also be materially affected by the time of new product introductions, the gain or loss of significant customers or product lines and variations in merchandise mix. We will make decisions about purchases of inventory well in advance of the time at which such products are intended to be sold. Accordingly, our performance in any particular quarter may not be indicative of the results that can be expected for any other quarter or for the entire year. Significant deviations from projected demand for antique and collectibles merchandise could have a material adverse effect on our financial condition and quarterly or annual results of operations.

8. We expect our products to be subject to changes in customer taste. The inability to respond quickly to market changes could have a material adverse effect on our financial condition and results of operations.

The markets for our products are subject to changing customer tastes and the need to create and market new products. Demand for antiques and collectibles is influenced by the popularity of certain themes, cultural and demographic trends, marketing and advertising expenditures and general economic conditions. Because these factors can change rapidly, customer demand also can shift quickly. Some antiques and collectibles appeal to customers for only a limited time. The success of new product introductions depends on various factors, including
   -   product selection and quality
   - sales and marketing efforts, timely production and delivery and consumer acceptance.

We may not always be able to respond quickly and effectively to changes in customer taste and demand due to the amount of time and financial resources that may be required to bring new products to market. If we were to materially misjudge the market, certain of our inventory may remain unsold. The inability to respond quickly to market changes could have a material adverse effect on our financial condition and results of operations.

9.  We do not have any experience with conducting our planned marketing
programs.   The costs of setting up our programs may be increased due
to our inexperience.

We have not previously conducted marketing programs according to practices common to the database direct mail, telemarketing and Internet industries, including practices such as the systematic measurement of the response rates generated from its databases or the categorization of entries in the databases by past behavior. Our inexperience could increase the already substantial costs for a new information technology system to effect such integration could be substantial, as could the amount of time needed to acquire and implement such a system. The inability to develop the various databases successfully, or in a timely and cost effective manner, could have a material adverse effect on our financial condition and results of operations.

10. Our financial condition and results of operations may be negatively affected by sales tax considerations from various states.

Various states are increasingly seeking to impose sales or use taxes on inter-state ail order sales and are aggressively auditing sales tax returns of mail order businesses. Complex legal issues arise in these areas, relating, among other things, to the required nexus of a business with a particular state, which may permit the state to require a business to collect such taxes. Although we believe that we can adequately provide for sales taxes on mail order sales, there can be no assurance as to the effect of actions taken by state tax authorities on our financial condition or results of operations. In the future, we may be required to collect sales tax on sales made to customers in all of the states in which we conduct our operations. The imposition of sales taxes on mail order sales generally has a negative effect on mail order sales levels. All of the factors cited above may negatively affect our financial condition and results of operations in the future. Any such impact cannot currently be quantified.

11. Our management has limited experience in many areas of the antique and collectibles business.

Only Joseph A. Merkel, our president and a director has prior experience in the collectibles industry, particularly in the auction area. The extensive experience and expertise of Mr. Merkel is in narrow segments of the antiques and collectibles industries and there is no guarantee that American Antiquities will be able to conduct successful operations without management that has a broader experience based relating to our business plan.

12. Our management have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our management is involved in other matters and will only devote a portion of their time to us. Our officers are currently contributing their time on an ?as needed? basis. After the completion of the offering, the officers will devote approximately 15-20 hours per week until operations increase. While our officers presently possess adequate time to attend to our interests, it is possible that the demands on our officers and directors from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business.

13. Our plan of operations will be adversely affected if this offering is not successful.

If we fail to raise the minimum offering amount, we will need to locate alternative funding sources before we could implement our plan of operation. Even if we raised more than the minimum offering amount, the implementation of our plan of operation could be delayed until additional funding is located and obtained. As a result, our financial condition could be adversely affected if we do not raise the maximum offering amount.

Risk Factors Relating to this Offering

1. We do not have a public market in our securities. If our common stock has no active trading market, you may not be able to sell your common shares at all.

Currently there is no public market whatsoever for our securities. We will obtain a market maker to file an application with the NASD on our behalf so as to be able to quote the common shares on the OTC Bulletin Board maintained by the NASD commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance as to whether such market maker?s application will be accepted by the NASD. If the application is accepted, there can be no assurances as to whether any market for our common shares will develop or the prices at which our common stock will trade. We are not permitted to file such application on our own behalf. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for our common shares, developments affecting our business, including the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for our common shares. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

2. Your vote may not affect the outcome of any shareholder vote since our principal stockholders will retain approximately 76.47% of our outstanding stock.

Upon the completion of this offering, Joseph A. Merkel and Kevin T. Quinlan, officers and directors of American Antiquities and Bellevue Holdings, Inc., a principal stockholder will retain approximately 76.47% of our outstanding stock. For instance, they may be able to control the outcome of all stockholder votes, including votes concerning director elections, charter and by-law amendments and possible mergers, corporate control contests and other significant corporate transactions.

3. The tradability in our stock will be limited under the penny stock regulation.

Under the rules of the Securities and Exchange Commission, our common stock will come within the definition of a ?penny stock? because the price of our common stock on the OTC Bulletin Board is below $5.00 per share. As a result, our common stock will be subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

   - Make a suitability determination prior to selling penny stock to the purchaser;
   -   Receive the purchaser's written consent to the transaction; and
   -   Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell the company's common stock, and may affect the ability to resell the company's common stock.

4. The initial prices of $.25 may have little or no relationship to the market price.

The offering price of the common shares has been arbitrarily determined without regard to the book value or market value of the common shares. The initial prices may have little no relationship to the market price.

5. Future sales by our stockholders could cause the stock price to decline.

Prior to the offering, there has been no market for our common stock. No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

6. The potential investors in this offering will suffer a substantial dilution in their stock value, which the present investors will see a significant gain in their stock value.

Our present shareholders, including officers, directors and founders, have acquired their controlling interest in us at an average (weighted) cost per share substantially less than the public offering price of $.25 per common share. On conclusion of this offering, if only the minimum is sold, investors in this offering will own 200,000 or 2.99% of our issued and outstanding common shares for which they will have paid $50,000 or $.25 per common share. If the maximum is sold, they will own 2,000,000 or 23.53% of our issued and outstanding common shares for which they will have paid $500,000 or $.25 per common share
in cash.   This compares with 6,500,000 common shares held by our
existing shareholder, for which they paid an aggregate consideration of only $39,000, or $0.006 per common share. These 6,500,000 common shares will constitute from 97% to 76% of the issued and outstanding common A shares following this offering, depending on whether the minimum or maximum amount is sold. As a result, the financial risk of our proposed activities will be borne primarily by the public investors, who, upon completion of this offering, will have contributed the significantly greater portion of our capital.

7. We have no underwriter for our offering and cannot guarantee how much, if any, of the offering will be sold.

The common A shares are being offered by us on a 200,000 share minimum, 2,000,000 share maximum ?best efforts? basis. We have not retained an underwriter to assist in offering the common A shares. Our officers and directors plan to sell this offering themselves. They have limited experience in the offer and sale of securities on behalf of an issuer. As a result, these individuals may be unable to sell any of the common A shares. In the event an underwriter, a broker or a dealer is retained by us, the offering of our common A shares would be suspended until such time as our registration statement, including this prospectus, is amended to reflect such retention. The offering statement would then require additional review by the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., and state regulatory authorities. We would expect to incur significant additional legal and accounting costs if further reviews were required to be undertaken by government authorities.


                 Forward Looking Statements

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. We have made the forward-looking statements with management's best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of American Antiquities, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by American Antiquities, or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

Business

General

We were organized under the laws of the State of Illinois on June 6, 2005. Our principal office is located at 2531 Jackson Road, Suite #177, Ann Arbor, Michigan 48103, with a rental rate of $50 per month on a month to month basis under an oral lease commencing June 1, 2005. This office space consists of approximately 300 square feet in a room in the home of Joseph A. Merkel, an officer and director and will be used exclusively for our operations. Additionally, an auxiliary company office utilized primarily for administrative activities is located at 1085 Cambridge Drive, Buffalo Grove, Illinois 60089 consisting of 300 square feet. This space is leased to Kevin T. Quinlan, an officer and director by John and Ann Quinlan, his parents and is subleased to American Antiquities on a month-to-month basis under an oral lease for $50 per month commencing June 1, 2005. We believe that these offices will be sufficient for us during at least the next twelve months.

Operations

We have not yet begun operations. We plan to purchase antiques and collectible items for resale, accept items on consignment, and to sell items through various auctions and internet websites. We will purchase any item which we believe we can make a reasonable profit on resale. These items may include, but are not limited to:

   -  furniture;
   -  vehicles;
   -  jewelry;
   -  art;
   -  collectible glass;
   -  antique toys;
   -  china;
   -  silverware;
   -  antique clocks
   -  stamps; and
   -  coins

We intend to use other already existing websites to post auctions. We do not plan to have any physical retail stores but may use stores owned or operated by others for placement of various purchases and consignments.

We intend to:
     1. make purchases for resale:
Purchases may be made from estate sales, trade shows or directly from private parties. These items may be resold in the following ways:

   -   resold at trade shows
   - utilizing our customer database which is to be developed after our business is operational.
   -   wholesaled to retail outlets
   -   through the use of various internet websites.

     2. accept consignments for sale:
Consignments may be obtained from estate sales, trade shows or directly from private parties. These items may be resold in the following ways:
   -   resold at trade shows
   -   utilizing our customer mailing list
   -   wholesaled to retail outlets
   -   through the use of various internet websites.

     3. make purchases for auction:
Purchases may be made in order to be sold in various auction formats. Live auctions and online auctions using:
-  Ebay,
-  Yahoo,
-  TIAS, an antiques and collectibles website,
-  NAA Live, the National Auctioneers Association website,
- or other applicable web applications catering to the auction industry will be utilized.

     4. accept consignments for auction:
Consignments may be sold using various auction formats. Live auctions and online auctions using Ebay, Yahoo, TIAS, NAA Live or other applicable web applications catering to the auction industry will be utilized.

     5.  attend Trade Shows and make exhibits:
As the opportunity presents itself, American Antiquities plans to attend and exhibit whatever inventory it may have at that time. In addition, trade shows may be used as a means to buy, sell, solicit consignments, and to obtain customers.

We will not purchase items from, or sell items to, officers or companies in which the officers are affiliated.

Distribution

If the items are sold through a live auction, the items will be distributed at the auction site after the purchasers make payment.
 If the items are sold through an online auction, distribution will be made via US mail, Federal Express, UPS or other carrier after payment for the item is received from the winning bidder.

Suppliers. American Antiquities does not yet have any current or expected principal suppliers.

Patents, trademarks or licenses.   American Antiquities does not have
any patents, trademarks or licenses.

Customers. American Antiquities does not expect to be dependent on a few major customers.

Revenues

Our revenues will be derived from identifying undervalued items that can be purchased at below retail prices and resold for a profit and from receipt of a percentage, yet to be determined, of any consignment sales. We shall receive revenues from 10%-30% of the sales price of
the item consigned.   The percentage is dependent on the value of the
item consigned.

Marketing Strategy

Key elements of our marketing strategy are as follows;

     Customer Marketing Plan: We plan to develop a database of collectors, dealers and museums who seek to add to and/or dispose of their collections. We anticipate initial marketing costs of $10,000 to create a database of contacts and to send direct mail marketing campaigns to those contacts. This database will allow us to perform targeted follow-ups and help to market future items to buyers as well as to assist us in finding new sellers. After initial contact with potential customers, we will identify their specific needs and determine how we are able to serve them in the most appropriate manner.

     Sales Strategy: We estimate the annual costs of these activities will be approximately $4,000. These funds will be used for fees directly associated with the marketing and sale of consigned items.

The various items owned by American Antiquities, Inc., will not be surcharged the customary auction consignment fees, but all other normal marketing charges such as design, set up, advertising and printing related fees will apply to any items sold by us. The auction consignment fees we will receive will be directly proportional to the value of the assigned items and will range from as low as 10% to as high as 30% of the price realized for the items auction.

     Internet: We estimate the monthly costs of these activities to be approximately $300. Monthly internet expenses are comprised of commission fees, listing fees and web site hosting fees. These fees will vary, depending on the cost of the items, the specific web sites used and the number of items listed. These costs will be passed to the consignor(s) of the items we offer on the various auction sites. These costs will be the same whether an item is consigned or we own the items.

     Establish Procedures: We plan to develop a centralized system to audit sales and receipts of consigned items, accounts payable, accounts receivable, inventory and payroll. We estimate the cost of this activity to be approximately $1,000. Most of the funds will be used to purchase software to perform these functions.

     Development of Website: If the volume warrants, we will initiate our own internet website. This would be done to advertise our auctions and to solicit new customers.

The home page would include the following links:
   - relevant company information such as phone numbers and personal contacts
   -  current auctions
   -  past auctions and highlights
   -  items available for direct sale
   -  links to other useful resources
   - links to research of specific antiquities and collectibles fields.

We anticipate developing our plan for the next twelve months using a combination of minimum proceeds of the offering and the cash flow generated from sales and commissions. Additional funds raised beyond the minimum proceeds will be for the acquisition of selected inventory.

Taxes

Various states are increasingly seeking to impose sales or use taxes on inter-state mail order sales and are aggressivelyauditing sales tax returns of mail order businesses. Complex legal issues arise in these areas, relating, among other things, to the required nexus of a business with a particular state, which may permit the staet to require a business to collect such taxes. At the present time, we are not aware of any states in which we may operate who would impose sales taxes on our transactions. Although we believe that we can adequately provide for sales taxes on mail order sales, there can be no assurance as to the effect of actions taken by state tax authorities on our finanical condition or results of operations. In the future, we may be required to collect sales tax on sales made to customers in all of the state in which we will conduct our operations. All of the factors cited above may nagetively affect our financial condition and results of operations in the future. Any such impact cannot currenty be quantified.

Competitition

The antiques and collectibles industries are highly fragmented and competitive. In addition to other antiques and collectibles retailers, we will compete with antiques stores, mid-to-upscale department stores, gift stores, TV shopping, and collectors clubs. We may even, in certain cases, compete with the owners of the licensed products who sell products through their own stores and other marketing channels.

All of our competitors are larger and have substantially greater financial, marketing and other resources than us. We will compete on the basis of customer preference and availability of desirable products.

Other retailing companies with significantly greater capital and other resources than us may enter or expand their operations in the collectibles industry, which could change the competitive dynamics of the industry. Because retailers of collectibles generally do not own the proprietary rights to the products that they sell, the barriers to entry to these industries are not significant. Therefore, there can be no assurance that additional participants will not enter the preliminary activities. We have not commenced operations. We are new, have no operating history and, therefore, will have difficulty
competing with established companies.   There are numerous competitors
that are larger, better established, better financed and better known than we are now or can expect to be in the foreseeable future. Even if the maximum number of shares is sold, we will be at a competitive disadvantage to firms that are already established. We cannot expect to be a significant participant in the market for antiques and collectibles within the foreseeable future.

Governmental Regulation

There are no governmental regulations regarding aucitions or licenses that are required to conduct auctions in the state of Michigan, where all day to day operations will take place.

Employees

We presently have no full-time employees and no part-time employee. We have entered into oral employment agreements with our officers to commence after completion of this offering. Pursuant to these verbal agreements, the officers will be compensated $1,500 per month commencing on the effective date of this offering. The term of the verbal agreements is at will. There are no other material terms to the verbal agreements.

Reports to Security Holders

After the effective date of this registration statement, we will file the necessary quarterly and other reports with the Securities and Exchange Commission. Although we are not required to deliver our annual or quarterly reports to security holders, we would be pleased to forward this information to security holders upon receiving a written request to receive such information. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, NE, Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public
Reference Section of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates.

Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at: http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

Use of Proceeds

Any proceeds received from the sale of our common shares after receipt of the minimum offering amount will be deposited directly into the operating account of American Antiquities to fund our operations. We will be attempting to raise up to $500,000 from the sale of our common shares. These proceeds will be used as follows:

Total Proceeds               $  500,000     $  250,000      $  125,000     $  50,000
Offering Expenses(1)             52,700         50,700          46,450        43,200
                             ----------     ----------      ----------     ---------
Net Proceeds                 $  447,300     $  199,300      $   78,550     $   6,800

Officers? Salaries           $   36,000     $   36,000      $   36,000     $       0
Rent                              1,200          1,200           1,200         1,200
General Office Expense            5,000          4,000           3,000         1,500
Telephone expense                   250            200             150           100
Computers and office equipment    4,000          3,000               0             0
Travel and lodging               15,000         10,000           5,000         1,000
Miscellaneous                     5,850          4,900           3,200         1,000
Marketing                        10,000         10,000          10,000         1,000
Purchase of sale
  and/or auction items          370,000        130,000          20,000         1,000
                             ----------     ----------      ----------     ---------
Net Proceeds Expended        $  447,300     $  199,300      $   78,550     $   6,800

 (1)   Offering expenses consist of the following:

SEC Registration Fee. . . . . .    $   58.85
Other fees. . . . . . . . . . .     3,941.15
Printing and Engraving Expenses     8,000.00
Legal Fees and Expenses . . . .    32,000.00
Accounting Fees and Expenses. .     6,200.00
Stock Transfer Agency Fees . .      2,000.00
Miscellaneous . . . . . . . . .       500.00
                                  ----------
TOTAL . . . . . . . . . . . . .   $52,700.00
                                        ==========

If less than the maximum offering amount is obtained, officers and directors have verbally agreed to advance any funds necessary to pay offering expenses not covered by the proceeds received at each level of funding. The advances are to be repaid when sufficient revenues are obtained.

None of the offering proceeds will be used to repay any amounts owing officers and directors.

                          Dilution

Assuming completion of the offering, there will be up to 8,500,000
common shares outstanding.   The following table illustrates the per
common share dilution as of January 31, 2006 that may be experienced by investors at various funding levels.

Funding Level                        $500,000        $250,000

Offering price                             $  .25            $  .25
Net tangible book
  value per common
  share before offering             $.006            $.006

Increase per common
  share attributable to
  investors                          .054             .024
                                    -----            -----
Pro forma net tangible
  book value per
  common share after
  offering                                    .06               .03
                                           ------            ------
Dilution to investors                      $  .19            $  .22

Dilution as a
  percentage of
  offering price                      76%              88%


Funding Level                        $125,000         $ 50,000

Offering price                              $  .25          $  .25
Net tangible book
  value per common
  share before offering             $.006            $.006

Increase per common
  share attributable to
  investors                          .006             .001
                                    -----            -----
Pro forma net tangible
  book value per
  common share after
  offering                                    .012             .007
                                            ------           ------
Dilution to investors                       $ .238           $ .243
Dilution as a
  percentage of
  offering price                      95%              97%

Based on 6,500,000 common shares outstanding as of January 31, 2006 and tangible net assets of $37,844 utilizing audited January 31, 2006 financial statements.

The officers, directors, promoters and affiliated persons paid $.006 per common share in comparison to the offering price of $.25 per common share.

Further Dilution. In the future, American Antiquities may issue equity and debt securities. Any sales of additional common shares may have a depressive effect upon the market price of American Antiquities' common shares and investors in this offering.


                          Dividend Policy

We have never declared or paid any dividends. In addition, we anticipate that we will not declare dividends at any time in the foreseeable future.

Instead, we will retain any earnings for use in our business. This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.


               Determination of Offering Price

The offering price of the common shares was arbitrarily determined by American Antiquities without any consideration of the actual value of our company, the amount of funds we will need to properly capitalize our business efforts, recent issuances of our shares, such as for cash and services, or what the market might pay for our stock.


Management's Discussion and Analysis of
Financial Condition and Results of Operations

Trends and Uncertainties. We are a development stage company. Our auditors have raised substantial doubt as to our ability to continue as a going concern. We have experienced a loss from operations from inception aggregating $(2,646). In addition, we have no revenue generating operations.

Our ability to continue as a going concern is contingent upon our ability to secure additional financing, increase ownership equity and attain profitable operations. In addition, our ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered in established markets and the competitive environment in which we operate.

Through this offering, we are pursuing financing for our operations. We will need a minimum of $50,000 over the next twelve months to commence and continue operations. Failure to secure such financing or alternatively, to raise additional debt or equity capital in the next twelve months and to develop our revenue base may result in American Antiquities depleting our available funds and not being able pay our obligations. There can be no assurance that we could be able to continue our business plan.

Demand for American Antiquities' future products will be dependent on, among other things, market acceptance of our proposed operations and general economic conditions that are cyclical in nature. Inasmuch as all of our activities are the revenues generated from the sale of antiques and collectibles, American Antiquities? business operations may be adversely affected by changing consumer tastes, competitors and prolonged recessionary periods.

We expect our profits will be generated by identifying undervalued items that can be purchased at below retail prices and resold for a profit.

Capital and Source of Liquidity.

For the three months ended January 31, 2006, American Antiquities had deferred offering costs of $22,250 resulting in net cash used by financing activities of $22,250.

Since inception (June 6, 2005) through October 31, 2006, American Antiquities had cash of $39,000 obtained through purchases of 6,500,000 common A shares by Joseph A. Merkel and Kevin T. Quinlan, officers and directors and a relative of Kevin T. Quinlan. Additionally, our officers contributed services for the same period valued at $530 based upon the terms of the oral employment agreement approved by the board of directors but not executed as of October 31, 2005. These same officers contributed services of $960 for the three months ended January 31, 2006. Additionally, during October 2005, Kevin T. Quinlan advanced $275 for organizational expenses and establishing a bank account.

At March 31, 2006, American Antiquities had $9,644 cash available.

Our internal and external sources of liquidity have included the issuance of common shares for goods and services and cash generated from advances from related parties. We are currently not aware of any trends that are reasonably likely to have a material impact on our liquidity.

We will rely on revenues, additional issuances of common shares for services and advances from our officers and directors to fund our current operations until successful completion of this offering.

In the event we are not successful in selling a material amount of this offering, it may take considerably longer to successfully establish a market for our products, delay our ability to establish a market, or we may not be successful at all.

Results of Operations

We are a development stage company that has not commenced operations. For the three months ended January 31, 2006, we did not receive any revenue and had operating expenses of $1,441. For the period from inception to October 31, 2005, we did not receive any revenue and had operating expenses of $1,205. For three months ended January 31, 2006 and the period from inception to October 31, 2005, these expenses consisted of the contributed services by the officers of $960 and $530, respectively along with rent and other general and administrative expenses of $481 and $675, respectively.

Plan of Operation. American Antiquities has experienced a loss from operations of $(1,441) and $(1,205) during its development stage for the three months ended January 31, 2006 and the period from inception to October 31, 2005. In addition, American Antiquities has no significant assets or no revenue generating operations.

We only have sufficient cash on hand to meet funding requirements for the next three to six months. We do not have sufficient cash on hand to meet funding requirements for the next twelve months. Although we eventually intend to primarily fund general operations with revenues received from the sale of antiques and collectibles, we have not yet begun operations. If the offering is not successful, we will have to seek alternative funding through advances from our officers and directors, or debt or equity financing in the next twelve months that could result in increased dilution to the shareholders. No specific terms of possible equity or debt financing have been determined or pursued. If less than the maximum offering amount is obtained, officers and directors have verbally agreed to advance any funds necessary to pay offering expenses not covered by the proceeds received at each level of funding. The advances are to be repaid when sufficient revenues are obtained.

Management will pursue the following milestones will need to be met in order to successfully complete our business plan.

Milestone                                         Steps                         Timeline
1.  Develop customer marketing      We plan to develop a database               3 months
      plan                          of collectors, dealers and museums
who seek to add to and/or dispose
of their collections.  We
anticipate initial marketing costs
of $10,000 to create a database of
contacts and to send direct mail
marketing campaigns to those
contacts.  This database will allow
us to perform targeted follow-ups
and help to market future items to
buyers as well as to assist us in
finding new sellers.  After initial
contact with potential customers,
we will identify their specific
needs and determine how we are able
to serve them in the most
appropriate manner.




2.  Implement Sales Strategy        We estimate the annual costs of            3 months
these activities will be
approximately $4,000.  We will
develop print advertisements and
internet based media
advertisements.

3.  Establish Procedures            We plan to develop a centralized system
to audit sales and receipts of
consigned items, accounts payable,
accounts receivable, inventory and
payroll.  We estimate the cost of
this activity to be approximately
$1,000.  Most of the funds will be
used to purchase software to
perform these functions.

4.  Development of Website          If the volume warrants, we will initiate   6-9 months
our own internet website.  This
would be done to advertise our
auctions and to solicit new
customers.

We are currently working on completing milestone 1. No one milestone needs to be complete to pursue any other milestone.

Upon successful completion of this offering, we will:
   - make purchases for resale and to resell such items at trade shows, retail outlets or through internet websites
   - accept consignments for sale and resell at trade shows, to customers through mailing lists, retail outlets or through the internet
   - make purchases for auction and sell through live auctions on Ebay, Yahoo, TIAS or other web applications;
   -  accept consignments for auction and sell on online auctions; and
   -  attend trade shows and make exhibits.

The costs and expenses involved in pursuing these actions are variable and will be based on market conditions. There is no way to determine specific costs in advance.

We anticipate developing our plan for the next twelve months using a combination of minimum proceeds of the offering and the cash flow generated from future sales and commissions. If we do not raise sufficient funds in this offering, we will still proceed with our plan of operation on a delayed basis until alternative funding, either through officer and director advances, debt or equity funding, yet to be determined.

Recent Pronouncements. In December 2004, the FASB issued SFAS 153, ?Exchanges of Nonmonetary Assets,? an amendment to Opinion No. 29, ?Accounting for Nonmonetary Transactions.? Statement 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for nonmonetary asset exchanges occurring in periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in periods beginning after December 16, 2004. Management does not expect adoption of SFAS 153 to have a material impact on the Company?s financial statements.

In December 2004, the FASB issued SFAS 123(R), ?Share-Based Payment.? SFAS 123(R) amends SFAS 123, ?Accounting for Stock-Based Compensation,? and APB Opinion 25, ?Accounting for Stock Issued to Employees.? SFAS 123(R) requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized in the financial statements. SFAS 123(R) applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments (except for those held by an ESOP) or by incurring liabilities (1) in amounts based (even in part) on the price of the entity?s shares or other equity instruments, or (2) that require (or may require) settlement by the issuance of an entity?s shares or other equity instruments. This statement is effective (1) for public companies qualifying as SEC small business issuers, as of the first interim period or fiscal year beginning after December 15, 2005, or (2) for all other public companies, as of the first interim period or fiscal year beginning after June 15, 2005, or (3) for all nonpublic entities, as of the first fiscal year beginning after December 15, 2005. Management is currently assessing the effect of SFAS No. 123(R) on our financial statements.


                           Management

Our bylaws provide that the number of directors who shall constitute the whole board shall be such number as the board of directors shall at the time have designated. We confirm that the number of authorized directors has been set at three pursuant to our bylaws. Each director shall be selected for a term of one year and until his successor is elected and qualified. Vacancies are filled by a majority vote of the remaining directors then in office with the successor elected for the unexpired term and until the successor is elected and qualified.

The directors and executive officers are as follows:

NAME                                AGE      POSITIONS HELD          SINCE
Joseph A. Merkel                    38         CEO/Director      June 6, 2005
                                                  President        To present
Kevin T. Quinlan                    28         CFO/Director      June 6, 2005
                                                 Controller       To present

Our officers are currently contributing their time on an ?as needed?
basis.   After the completion of the offering, the officers will devote approximately 15-20 hours per week until operations increase.

Business Experience of Officers and Directors

Joseph A. Merkel. Mr. Merkel has been an officer and director since June 6, 2005. From 1999 to the present, he has been president of Merkel?s Auction Specialists, Inc., dba Merkel?s Auctioneers and Appraisers in Michigan. As president, Mr. Merkel manages and acts, on a part time basis, as auctioneer for live, onsite auctions. Management is of the opinion that no possible conflicts of interest exist due to Mr. Merkel?s position as American Antiquities does not intend to engage in any live, onsite public auctions. From 1997 to 1999, he was president and head grader of Sports Guaranty Corporation in New Jersey. As head grader, he was the primary person responsible for the grading of items. He set the standards for defining the condition of the time(s) being graded and reviewed the grading done by others who work for him. In 2000, he developed and trained the staff of SCD Authentics, a sports collectible company in Wisconsin. Since 2001, Mr. Merkel has been a full time real estate agent for Gary Lillie & Associates, Inc., a company engaged in the sales and auctioneering of real estate. Since October 2003, Mr. Merkel has been an officer of Midwest Sports Collectibles, Inc., a company in the business of buying and selling sports and non-sports collectibles. Mr. Merkel attended Michigan State University from 1985 through 1988.

Kevin T. Quinlan.   Mr. Quinlan has been chief financial officer and a
director of American Antiquities since June 2005. From December 2003 to present, Mr. Quinlan has been employed full time at the Chicago Board of Trade. From December 2003 to February 2006, Mr. Quinlan worked full time as a desk manager for Linn Group, a commodity trading
and investment firm.   From August 2002 to April 2003, Mr. Quinlan was
a senior customer service representative for Allstate Financial, an
insurance and annuity company.   Mr. Quinlan graduated from Illinois
State University in August 2002 with a bachelor of arts degree in history.

The above named directors will serve in their capacity as director until our next annual shareholder meeting to be held within six months of our fiscal year's close. Directors are elected for one-year terms.

Executive Compensation

For the three months ended January 31, 2006 and from inception to October 31, 2005, no executive compensation has been made. The officers contributed services valued at $960 for the three months ended January 31, 2006 and $530 for the period from June 6, 2005 (inception) to October 31, 2005. We have entered into oral employment agreements with our officers to commence after completion of this offering. Pursuant to these oral agreements, the officers will be compensated $1,500 per month commencing on the effective date of this offering.
The term of the oral agreements is at will. There are no other material terms to the oral agreements.

We may elect to award a cash bonus to key employees, directors, officers and consultants based on meeting individual and corporate planned objectives.

   Option/SAR Grants in the Last Fiscal Year. There have not been any options /SAR grants made by American Antiquities in the last fiscal year.

   Directors Compensation. We do not have any standard arrangements by which directors are compensated for any services provided as a director. No cash has been paid to the directors in their capacity as such.


Security Ownership of Certain
Beneficial Owners and Management

The following table sets forth, as of March 31, 2006, the number and percentage of outstanding shares of American Antiquities common stock owned by (i) each person known to us to beneficially own more than 5% of its outstanding common stock, (ii) each director, (iii) each named executive officer, and (iv) all officers and directors as a group.

Name of Beneficial Owners      Common Stock                     Percentage(1)
                               Beneficially Owned    Before offering     After offering
Joseph A. Merkel(2)
2800 Sylvan Road
Chelsea, Michigan 48118        2,500,000                38.46%              33.33%

Kevin T. Quinlan
1085 Cambridge Drive
Buffalo Grove, Illinois 60089  2,500,000                38.46%              33.33%

Directors and Officers,
  as a group                   5,000,000                76.92%              66.67%

Bellevue Holdings, Inc.(3)
1085 Cambridge Drive
Buffalo Grove, Illinois 60089  1,500,000                23.08%              20.00%

(1) Based upon 6,500,000 issued and outstanding as of January 31, 2006 and 8,500,000 common shares issued and outstanding assuming successfully completion of the offering.

(2) The 2,500,000 common shares are owned by Merkel?s Auction
Specialists, Inc. dba Merkel?s Auctioneers and Appraisers, an entity 100% controlled by Joseph A. Merkel, an officer and director.
(3) A company controlled by John T. Quinlan, father of Kevin T.
Quinlan, an officer and director of American Antiquities.

Joseph A. Merkel and Kevin T. Quinlan would be deemed to be promoters of American Antiquities.

               Certain Relationships and Related Transactions

In June 2005, our board of directors approved the payment of $50 per month to Joseph A. Merkel and Kevin T. Quinlan is leased on a month-to-month basis under an oral sublease for $50 per month commencing June 1, 2005. Kevin T. Quinlan leases this office space from his parents, John and Ann Quinlan. As of January 31, 2006, we owed the two officers a total of $800 for office rent.

Messrs. Merkel and Quinlan contributed services valued at $1,490 based upon the terms of oral employment agreements approved by the board of directors but not executed as of January 31, 2006.

Additionally, during October 2005, Kevin T. Quinlan advanced $275 for organizational expenses and establishing a bank account.

During October 2005, American Antiquities sold the following shares for $.006 per common share for cash.

Merkel?s Auction Specialists, Inc.(1)             2,500,000
Kevin T. Quinlan(2)                               2,500,000
Bellevue Holdings, Inc.(3)                        1,500,000
(1)a company controlled by Joseph A. Merkel, an officer and director of American Antiquities.
(2)Mr. Quinlan is an officer and director of American Antiquities.
(3)a company controlled by John T. Quinlan, father of Kevin T. Quinlan, an officer and director of American Antiquities.

If less than the maximum offering amount is obtained, officers and directors have verbally agreed to advance any funds necessary to pay offering expenses not covered by the proceeds received at each level of funding. The advances are to be repaid when sufficient revenues are obtained.


             Description of Capital Stock

The following statements constitute brief summaries of American
Antiquities' certificate of incorporation and bylaws, as amended.

Common A Shares. American Antiquities' articles of incorporation authorize it to issue up to 100,000,000 common A shares, and 10,000,000 preferred shares, $0.001 par value per common and preferred share.

Liquidation Rights. Upon liquidation or dissolution, each outstanding common A share will be entitled to share equally in the assets of American Antiquities legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights. There are no limitations or restrictions upon the rights of the board of directors to declare dividends out of any funds legally available therefore. American Antiquities has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The board of directors initially may follow a policy of retaining earnings, if any, to finance the future growth of American Antiquities. Accordingly, future dividends, if any, will depend upon, among other considerations, American Antiquities' need for working capital and its financial conditions at the time.

Voting Rights. Holders of common A shares of American Antiquities are entitled to voting rights of one hundred percent. Holders may cast one vote for each common A share held at all shareholders meetings for all purposes.

Other Rights. Common A shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering. Common A shares do not have cumulative voting features.

Preferred Stock. The authorized preferred stock may be issued from time to time in series. The board of directors is authorized to establish such series, to fix and determine the variations and the relative rights and preferences as between series, and to thereafter issue such stock from time to time. The board of directors is also authorized to allow for conversion of the preferred stock to common stock under terms and conditions as determined by the board of directors.

Our bylaws allow action to be taken by written consent rather than at a meeting of stockholders with the consent of the holders of a majority of shares entitled to vote.

Transfer Agent. Corporate Stock Transfer, Inc. will act as American Antiquities' transfer agent.


Shares Eligible For Future Sale

Upon the date of this prospectus, there are 6,500,000 common A shares outstanding. These common A shares were issued in October 2005. In the future, common A shares may be issued in private business transactions and equity offerings. All of the currently outstanding common A shares and any additional common shares issued in private business transactions will be "restricted securities" and may be sold in the United States in compliance with Rule 144 adopted under the Securities Act of 1933, as amended. Rule 144 provides, in essence, that a person who has held restricted securities for a period of one year may sell every three months in a brokerage transaction, or with a market maker, an amount equal to the greater of 1% of American Antiquities' outstanding shares or the average weekly trading volume, if any, of the shares during the four calendar weeks preceding the sale.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker. A person who is not an affiliate of American Antiquities under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least two years is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions. Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the two year holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.


Plan of Distribution

This prospectus relates to the sale of a minimum of 200,000 up to a maximum of 2,000,000 common A shares.

There is currently no market for our common A shares. We cannot give any assurance that the common shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.

We will sell the common A shares ourselves and do not plan to use underwriters. Messrs. Merkel and Quinlan, officers and directors, will be selling our common A shares using their best efforts and no one has agreed to buy any of our common A shares. Messrs. Merkel and Quinlan, using their personal and professional contacts, shall solicit sales of the common A shares in the states of Michigan, Illinois, New Jersey, Nevada, Colorado, Arizona and Missouri. American Antiquities intends to register the securities in these states.

Selected broker-dealers may sell our common A shares and will receive standard industry commissions. If broker-dealers assist us in selling our securities, we must file an amendment to the registration statement which provides the name(s) of the broker-dealer(s), describes the relationship between the company and such broker-dealer and identifies the broker-dealer(s) as underwriter(s).

No formal escrow. We have not established a formal escrow account. All funds received until the minimum offering amount of $50,000 is raised shall be placed in a separate account of American Antiquities. If the minimum offering amount is not raised prior to termination of the offering, the funds plus any accrued interest shall be promptly returned to the investors.

The common A shares are being offered by Joseph A. Merkel and Kevin
T. Quinlan, officers and directors of American Antiquities. Messrs. Merkel and Quinlan will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the units. No sales commission will be paid for common shares sold by Messrs. Merkel and Quinlan. Messrs. Merkel and Quinlan are not subject to a statutory disqualification and are not associated persons of a broker or dealer. Additionally, Messrs. Merkel and Quinlan primarily perform substantial duties on behalf of American Antiquities otherwise than in connection with transactions in securities. Neither Mr. Merkel or Mr. Quinlan were a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

There are no finders involved in this offering.

The offering shall terminate on or before March 31, 2007. In our sole discretion, we may terminate the offering before all of the common shares are sold.

Our common A shares are not traded on the NASD over-the-counter bulletin board or on the "pink sheets". Upon completion of the offering, we intend to engage a market-maker to apply for our securities to be quoted on the OTC Bulletin Board. The process may take several months and we have not yet engaged a market-maker to apply for quotation on the OTC Bulletin Board on your behalf. A quotation on the OTC Bulletin Board may have on a positive affect on the liquidity of your American Antiquities common A shares.

Under the rules of the Securities and Exchange Commission, our common stock will come within the definition of a ?penny stock? because the price of our common stock on the OTC Bulletin Board is below $5.00 per share. As a result, our common stock will be subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:
   - Make a suitability determination prior to selling penny stock to the purchaser;
   -   Receive the purchaser's written consent to the transaction; and
   -   Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.


     Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer as provided in the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                Market for Common Stock and
                Related Stockholder Matters

There is no public trading market for our common shares. Our common stock is not traded over the counter.

Holders. As of March 31, 2006, the number of shareholders of common A shares of American Antiquities was three.

Dividends. We have not declared any cash dividends on our common A shares since our inception and do not anticipate paying any dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors as the board of directors deems relevant.


                          Experts

The financial statements of American Antiquities appearing in this registration statement have been audited by Cordovano & Honeck, LLP, an independent registered public accounting firm and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                    Legal Proceedings

There are no legal proceedings, pending or threatened, against American Antiquities or its officers or directors in their capacity with American Antiquities at this time.


                    Legal Matters

Certain legal matters with respect to the issuance of shares of common stock offered by this prospectus will be passed upon by Jody
M. Walker, Centennial, Colorado.

                 Where You Can Find More Information

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

American Antiquities Corporation
2531 Jackson Road, Suite 177
Ann Arbor, Michigan 48103
734-645-8546

Attention: Joseph A. Merkel, chief executive officer

Our fiscal year ends on October 31st. After the effective date of this registration statement, we intend to become a reporting company and file annual, quarterly and current reports with the SEC. At that time, you may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F Street, NE, Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov.


                   FINANCIAL STATEMENTS

The following financial statements required by Item 310 of Regulation S-B are furnished below:

Report of Independent Registered Public Accounting Firm

Balance Sheet at January 31, 2006 (unaudited) and October 31, 2005

Statement of Operations for the three months ended January 31, 2006 (unaudited), for the period from June 6, 2005 (inception), through October 31, 2005, and for the period from June 6, 2005 (inception) through January 31, 2006 (unaudited)

Statement of Changes in Shareholders' Equity for the period
  from June 6, 2005 (inception) through October 31, 2005 and for the three months ended January 31, 2006 (unaudited)

Statement of Cash Flows for the period from June 6, 2005 (inception), through October 31, 2005 and for the three months ended January 31, 2006 (unaudited)

Notes to Financial Statements

Report of Independent Registered Public Accounting Firm


The Board of Directors and Shareholders
American Antiquities Incorporated:


We have audited the accompanying balance sheet of American Antiquities Incorporated (a development stage company) as of October 31, 2005, and the related statements of operations, changes in shareholders? equity, and cash flows for the period from June 6, 2005 (inception) through October 31, 2005. These financial statements are the responsibility of the Company?s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Antiquities Incorporated as of October 31, 2005, and the results of its operations and its cash flows for the period from June 6, 2005 (inception) through October 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a limited operating history and has suffered operating losses since inception, which raises substantial doubt about its ability to continue as a going concern. Management?s plans in regard to these matters are also described in
Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Cordovano and Honeck LLP
Denver, Colorado
December 1, 2005

                    AMERICAN ANTIQUITIES INCORPORATED
                      (A Development Stage Company)
                              Balance Sheets

                                                   January 31,    October 31,
                                                     2006            2005
                                                   ----------     ----------
                                                   (Unaudited)
                   Assets

Cash                                                $  9,644       $ 27,100
Prepaid expenses                                           -          6,000
Deferred offering costs (Note 1)                      30,000
7,750
                                                    --------       --------
                                                    $ 39,644       $ 40,850
                                                    ========       ========


         Liabilities and Shareholders? Equity

Liabilities:
  Accrued liabilities                               $  1,250       $  1,750
  Indebtedness to related parties (Note 2)               550            775
                                                    --------       --------
    Total liabilities                                  1,800          2,525
                                                    --------       --------

Shareholders? equity:
  Preferred stock, $.001 par value;
   10,000,000 shares authorized, -0- shares
   issued and outstanding                                  -              -
  Common stock, $.001 par value; 100,000,000 shares
   authorized,  6,500,000 shares issued and
   outstanding                                         6,500          6,500
  Additional paid-in capital                          33,990         33,030
  Deficit accumulated during development stage        (2,646)        (1,205)
                                                    --------       --------
    Total shareholders? equity                        37,844         38,325
                                                    --------       --------
                                                    $ 39,644       $ 40,850
                                                    ========       ========





See accompanying notes to financial statements.

                    AMERICAN ANTIQUITIES INCORPORATED
                      (A Development Stage Company)
                         Statement of Operations

                                                          June 6, 2005     June 6, 2005
                                           For The Three   (Inception)      (Inception)
                                           Months Ended     Through          Through
                                           January 31,     October 31,       January 31,
                                             2006            2005              2006
                                          ------------    -----------      -----------
                                           (Unaudited)                      (Unaudited)
Operating expenses:
  Contributed services (Note 2)             $     960       $     530        $   1,490
  Rent (Note 2)                                   300             500              899
  Other general and administrative expenses       181             175              356
                                            ---------       ---------        ---------
    Loss before income taxes                   (1,441)         (1,205)          (2,646)

Income tax provision (Note 3)                       -               -                -
                                            ---------       ---------        ---------
      Net loss                              $  (1,441)      $  (1,205)       $  (2,646)
                                            =========       =========        =========

Basic and diluted loss per share            $   (0.00)      $   (0.00)
                                                           ==========

Weighted average number of common shares
   outstanding                              6,500,000       6,500,000
                                            =========       =========




See accompanying notes to financial statements.

                    AMERICAN ANTIQUITIES INCORPORATED
                      (A Development Stage Company)
              Statement of Changes in Shareholders? Equity

                                                                   Deficit
                                                                 Accumulated
                                                    Additional     During
                               Common Stock           Paid-In    Development
                            Shares      Par Value     Capital       Stage        Total
                          ----------   ----------   ----------   ----------   ----------
Balance, June 6, 2005
 (inception)                       -   $        -   $        -   $        -   $        -

October 2005, common
 stock sold to founders
 and insiders,$.006 per
 share (Note 2)            6,500,000        6,500       32,500            -       39,000

Services contributed
 by officers/ directors
 (Note 2)                          -            -          530            -          530

Net loss                           -            -            -       (1,205)      (1,205)
                          ----------   ----------   ----------   ----------   ----------

Balance, October 31, 2005  6,500,000   $    6,500   $   33,030   $   (1,205)    $ 38,325
                          ==========   ==========   ==========   ==========   ==========

Services contributed by
 by officers/directors
 (Note 2)(unaudited)               -            -          960            -          960
Net loss                           -            -            -       (1,441)      (1,441)

Balance, January 31, 2006
 (unaudited)               6,500,000   $    6,500   $   33,990   $   (2,646)    $ 37,844
                          ==========   ==========   ==========   ==========   ==========





See accompanying notes to financial statements.

                    AMERICAN ANTIQUITIES INCORPORATED
                      (A Development Stage Company)
                         Statement of Cash Flows

                                                          June 6, 2005     June 6, 2005
                                           For The Three   (Inception)      (Inception)
                                           Months Ended     Through          Through
                                           January 31,     October 31,       January 31,
                                             2006            2005              2006
                                          ------------    -----------      -----------
                                           (Unaudited)                      (Unaudited)
Cash flows from operating activities:
  Net loss                                 $   (1,441)     $   (1,205)     $   (2,646)
  Adjustments to reconcile net loss to
  net cash used in operating activities:
    Services contributed by officers/
     directors (Note 2)                           960             530           1,490
    Changes in operating assets and
     liabilities:
      Prepaid expenses                          6,000          (6,000)              -
      Accounts payable and accrued
       liabilities                               (500)          1,750           1,250
      Indebtedness to related parties            (225)            775             550
                                           ----------      ----------      ----------
    Net cash used in operating activities       4,794          (4,150)            664
                                           ----------      ----------      ----------

Cash flows from financing activities:
  Proceeds from sale of common stock                -          39,000          39,000
  Deferred offering costs                     (22,250)         (7,750)        (30,000)
                                           ----------      ----------      ----------
    Net cash provided by financing
     activities                               (22,250)        31,250           9,000
                                           ----------      ----------      ----------
    Net change in cash                        (17,456)        27,100           9,644

Cash, beginning of period                      27,100              -               -
                                           ----------      ----------      ----------

Cash, end of period                        $    9,644      $   27,100      $    9,644
                                           ==========      ==========      ==========

Supplemental disclosure of cash flow information:
  Cash paid during the period for:
    Income taxes                           $        -      $        -      $        -
                                           ==========      ==========      ==========
    Interest                               $        -      $        -      $        -
                                           ==========      ==========      ==========

See accompanying notes to financial statements.

(1)  Nature of Organization and Summary of Significant Accounting
Policies

Nature of Organization

American Antiquities Incorporated (referenced as ?we?, ?us?, ?our? in the accompanying notes) was incorporated in the State of Illinois on June 6, 2005. We were organized to engage in the business of purchasing items and accepting items on consignment that will be sold at auction. We intend to purchase our inventory from private individuals, through public auctions, and at estate sales. Consigned items will be sold utilizing both live and on-line auctions. Items that are purchased will be sold to private entities or at auction. We do not plan to have a physical retail store location. We have not earned any revenue for the periods from inception through October 31, 2005 and January 31, 2006 (unaudited), and we did not own any inventory at October 31, 2005 or January 31, 2006 (unaudited).

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company has a limited operating history and has suffered losses since inception. These factors, among others, may indicate that the Company will be unable to continue as a going concern.

During the periods from inception through October 31, 2005 and January 31, 2006 (unaudited), we have sold common stock to insiders in order to raise capital to acquire inventory and commence revenue-producing operations. However, as of October 31, 2005 and January 31, 2006 (unaudited), we have not acquired any inventory or commenced revenue-producing operations. In the longer term, we plan to expand our inventory and operations and eventually become profitable. There is no assurance that we will be successful in raising the capital required to develop our operations or that we will attain profitability.

The financial statements do not include any adjustments relating to the recoverability and classification of assets and/or liabilities that might be necessary should we be unable to continue as a going concern. Our continuation as a going concern is dependent upon our ability to meet our obligations on a timely basis, and, ultimately to attain profitability.

Development Stage Company

We are in the development stage in accordance with the Financial
Accounting Standards Board?s Statements of Financial Accounting
Standards (?SFAS?) No. 7 Accounting and Reporting by Development Stage Enterprises.

Interim Financial Statements

In the opinion of management, the January 31, 2006 unaudited, interim financial statements include all adjustments which are necessary in order to make the financial statements not misleading.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles permits management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

We consider all highly liquid securities with original maturities of three months or less when acquired, to be cash equivalents. We had no cash equivalents at October 31, 2005 or January 31, 2006 (unaudited).

Deferred Offering Costs

We have incurred legal and accounting fees related to the preparation of our public stock offering. Such costs are initially deferred until the offering is completed, at which time they are recorded as a reduction of gross proceeds from the offering, or expensed to operations if the offering is unsuccessful.

Financial Instruments

Our financial instruments consist of cash and accrued liabilities. At October 31, 2005 and January 31, 2006 (unaudited), the fair value of our financial instruments approximates fair value due to the short-term maturity of the instruments.

Earnings (Loss) per Common Share

We report loss per share using a dual presentation of basic and diluted loss per share. Basic loss per share excludes the impact of common stock equivalents. Diluted loss per share utilizes the average market price per share when applying the treasury stock method in determining common stock equivalents. At October 31, 2005 and January 31, 2006 (unaudited), there were no variances between the basic and diluted loss per share as there were no potentially dilutive securities outstanding.

Income Taxes

We account for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes (SFAS 109). SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Year-end

Our year-end is October 31.

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 153, ?Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29." This Statement eliminates the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. We do not expect application of SFAS No. 153 to have a material affect on our financial statements.

In December 2004, the FASB issued a revision to SFAS No. 123, ?Share-Based Payment." This Statement supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. It establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This Statement does not change the accounting guidance for share-based payment transactions with parties other than employees provided in Statement No. 123 as originally issued and EITF Issue No. 96-18. This Statement is effective for public entities that file as small business issuers as of the beginning of the first fiscal period that begins after December 15, 2005.

(2)  Related Party Transactions

In June 2005, our Board of Directors approved the payment of $50 per month to both our president and treasurer for the use of office space. As of October 31, 2005 and January 31, 2006, we owed the two officers a total of $500 and $550 (unaudited), respectively, for office rent, which is included in the accompanying financial statements as ?indebtedness to related parties?.

Our president and treasurer each contributed services for the period from June 6, 2005 (inception) through October 31, 2005 and for the three months ended January 31, 2006. The services were valued at $530 and $960 (unaudited), respectively, based upon the terms of an employment agreement approved by the Board of Directors but not executed as of October 31, 2005 and January 31, 2006. The contributed services are included in the accompanying financial statements as ?contributed services? with a corresponding credit to ?additional paid-in capital?.

During the period from inception through October 31, 2005, our treasurer paid incorporation fees totaling $175 on our behalf and advanced us $100 to open a bank account. These amounts were repaid during the three months ended January 31, 2006.

During October 2005, we sold 2,500,000 shares of our common stock to our president for $15,000, or $.006 per share.

During October 2005, we sold 2,500,000 shares of our common stock to our treasurer for $15,000, or $.006 per share.

During October 2005, we sold 1,500,000 shares of our common stock to a relative of our treasurer for $9,000, or $.006 per share.

(3)  Income Taxes

A reconciliation of the U.S. statutory federal income tax rate to the effective tax rate is as follows:

                                       January 31,  October 31,
                                         2006        2005
                                       ----------   ----------
                                       (Unaudited)
U.S. Federal statutory graduated rate     15.00%      15.00%
State income tax rate,
  net of federal benefit                   6.21%       6.21%
Permanent differences                    -14.13%      -9.33%
Net operating loss for which no tax
  Benefit is currently available          -7.08%     -11.88%
                                         ------      ------
                                           0.00%       0.00%

At October 31, 2005, deferred tax assets consisted of a net tax asset of $143, due to operating loss carryforwards of $675, which was fully allowed for, in the valuation allowance of $143. The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The change in the valuation allowance for the period ended October 31, 2005 totaled $143. The current tax benefit also totaled $143 for the period ended October 31, 2005. The net operating loss carryforward expires through the year 2025.

At January 31, 2006, deferred tax assets consisted of a net tax asset of $245 (unaudited), due to operating loss carryforwards of $1,156 (unaudited), which was fully allowed for, in the valuation allowance of $245 (unaudited). The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The change in the valuation allowance for the three months ended January 31, 2006 totaled $102 (unaudited). The current tax benefit also totaled $102 (unaudited) for the three months ended January 31, 2006.

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the deferred tax asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets is no longer impaired and the allowance is no longer required.

Should we undergo an ownership change as defined in Section 382 of the Internal Revenue Code, our net tax operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation, which could reduce or defer the utilization of these losses.

Prospectus

AMERICAN ANTIQUITIES, INC.


                               $500,000

A minimum of 200,000 common A shares
Up to a maximum of 2,000,000 common A shares

                          April 20, 2006


YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON A SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until                    2006, all dealers and selling stockholders
that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the registrant.


SEC Registration Fee. . . . . .    $   58.85
Other fees. . . . . . . . . . .     3,941.15
Printing and Engraving Expenses     8,000.00
Legal Fees and Expenses . . . .    32,000.00
Accounting Fees and Expenses. .     6,200.00
Stock Transfer Agency Fees . .      2,000.00
Miscellaneous . . . . . . . . .       500.00
                                  ----------
TOTAL . . . . . . . . . . . . .   $52,700.00
                                  ==========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

The following information sets forth particular information for all our securities sold for the past three years, without registration under the Securities Act.

During October 2005, American Antiquities sold the following common A shares for $.006 per common A share for cash.

Name                                           Common Shares   Amount

Merkel?s Auction Specialists, Inc.(1)             2,500,000   $15,000
Kevin T. Quinlan(2)                               2,500,000   $15,000
Bellevue Holdings, Inc.(3)                        1,500,000   $ 9,000

(1)a company controlled by Joseph A. Merkel, an officer and director of American Antiquities.
(2)Mr. Quinlan is an officer and director of American Antiquities.
(3)a company controlled by John T. Quinlan, father of Kevin T. Quinlan, an officer and director of American Antiquities.

The above issuances of common A shares were made in a non-public offering to no more than 25 sophisticated investors pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

ITEM 27. EXHIBITS

                INDEX TO EXHIBITS


EXHIBIT NO.  IDENTIFICATION OF EXHIBIT
(a)     Exhibits
3.i      Articles of Incorporation*
3.ii     By-Laws*
4.i      Form of Specimen of common stock*
5        Consent and Opinion of Legal Counsel, Jody
            Walker, Esq.*
      23.1     Consent of Independent Registered Accounting Firm

*Incorporated by reference to Form SB-2, file number 333-130446

ITEM 28. UNDERTAKINGS

   (a) The undersigned registrant undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

        ii. Reflect in the prospectus any facts or events arising after the effective date of which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC in accordance with Rule 424(b) of this chapter, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        iii. Include any additional or changed material on the plan of distribution.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
   (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (section 230.424 of this chapter);
   (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;
   (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or o behalf o the undersigned small business issuer; and
   (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

   (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

              SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Ann Arbor, State of Michigan on the 24th day of April, 2006.

American Antiquities, Inc.

/s/Joseph A. Merkel
------------------------------
By: Joseph A. Merkel, President/CEO

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

American Antiquities, Inc.
(Registrant)

By: /s/Joseph A. Merkel                     Dated: April 24, 2006
    ----------------------
    Joseph A. Merkel
Director, Chief Executive Officer


By: /s/Kevin T. Quinlan                    Dated: April 24, 2006
    ----------------------
    Kevin T. Quinlan
Chief Financial Officer,
Controller and Director




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